At an Annual Meeting of Shareholders of the Funds held on July 20,2001, shareholders approved the following proposals:

     To approve a new advisory agreement between Strong Capital Management, Inc. and Strong Equity Funds Inc., on behalf of:

                                                  For            Against

     Strong Advisor Mid Cap Growth Fund      4,032,945.011     458,395.070
     Strong Advisor Small Cap Value Fund     9,663,384.885     901,840.488
     Strong Dow 30 Value Fund                3,619,471.562     351,711.067
     Strong Enterprise Fund                  8,011,078.393     571,627.975
     Strong Growth Fund                      50,773,445.286   4,659,136.017
     Strong Growth 20 Fund                   11,585,223.261    822,097.061
     Strong Large Cap Core Fund               268,985.595       11,668.541
     Strong Mid Cap Disciplined Fund         1,197,166.410     172,234.677
     Strong Technology 100 Fund              14,511,039.170   1,054,837.952
     Strong U.S. Emerging Growth Fund        2,617,911.677     287,496.691
     Strong Value Fund                       2,209,268.026     174,945.771

                                               Abstain       Broker non-votes

     Strong Advisor Mid Cap Growth Fund      106,148.715        824,690.000
     Strong Advisor Small Cap Value Fund     252,590.756       2,286,041.310
     Strong Dow 30 Value Fund                118,515.763       1,053,336.000
     Strong Enterprise Fund                  203,148.699       2,271,652.000
     Strong Growth Fund                     1,219,319.025     11,514,206.000
     Strong Growth 20 Fund                    302,760.994       4,062,468.000
     Strong Large Cap Core Fund                 2,980.695         43,925.000
     Strong Mid Cap Disciplined Fund           55,769.455        133,336.000
     Strong Technology 100 Fund               346,366.269       3,591,215.000
     Strong U.S. Emerging Growth Fund          46,689.539        712,532.000
     Strong Value Fund                         45,380.786        831,299.000